UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 18, 2008

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On November 18, 2008, based on the recommendation of the Compensation Committee, the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") approved the following changes in its compensation structure for non-employee directors beginning January 1, 2009:

  automatic quarterly stock grants for non-employee directors of a number of shares equal in value to $30,000, based on the value of the Company's stock on the first day of each calendar quarter, to be issued under the Company's 2005 Stock Award and Incentive Plan.  These quarterly stock grants replace all previously approved automatic stock grants to non-employee directors;
  an annual retainer for serving as the Chairman of the Audit Committee of $25,000, payable quarterly;
  an annual retainer for serving as the Lead Independent Director of $20,000, payable quarterly;
  a fee for serving on a Special Committee of the Board of $1,500 per in-person meeting and $1,000 per telephonic meeting; and
  a fee for serving as the Chairman of a Special Committee, in addition to the fee for serving on the committee, of $1,500 per in-person meeting and $1,000 per telephonic meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: November 24, 2008	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary